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                                                                      Exhibit 23
                      Consent of Independent Accountants

Re:   Johns Manville Corporation Registrations:
             On Form S-8 (File No. 33-29389)
            and Form S-8 (File No. 333-06313)
            and Form S-8 (File No. 333-06321)
            and Form S-8 (File No. 333-06375)
            and Form S-8 (File No. 333-24253)
            and Form S-8 (File No. 333-31007)

Gentlemen:

We consent to the incorporation by reference in the above referenced registration statements of our report dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Johns Manville Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Denver, Colorado
March 16, 1999